Exhibit 99.2

Sands Parc | Daytona Beach, FL

BLUEROCK RESIDENTIAL GROWTH REIT™

Q2 2018 EARNINGS SUPPLEMENT

Listed on the NYSE American: BRG

ARIUM Glenridge | Atlanta, GA

Plantation Park | Lake Jackson, TX

1

Bluerock Residential Growth REIT, Inc.

Second Quarter 2018

Supplemental Financial Information

(Unaudited)

Table of Contents

Second Quarter Earnings Release	3

Financial and Operating Highlights	16

Share and Unit Information	17

EBITDAre and Interest Information	18

Financial Statistics	19

Recent Acquisitions	20

Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties	21

Portfolio Information	22

Renovation Table	23

Mezzanine/Preferred Investments	24

Condensed Consolidated Balance Sheets	25

Consolidated Statements of Operations	26

Reconciliation of Funds from Operations (FFO), Core Funds From Operations (Core FFO) and Adjusted Funds from Operations (AFFO)	27

Mortgages Payable Summary Information	28

2018 Outlook	30

Definitions of Non-GAAP Financial Measures	31

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including statements relating to the Company’s operating environment, operating trends, and outlook. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2018, and subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

2

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

For Immediate Release

Bluerock Residential Growth REIT Announces Second Quarter 2018 Results

- Total Revenues Grew 57% YoY to $45.0 Million -

- Increases Low End of Full Year 2018 AFFO Guidance Range -

New York, NY (August 7, 2018) – Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) (“the Company”), an owner of highly amenitized multi-family apartment communities, announced today its financial results for the quarter ended June 30, 2018.

Second Quarter Highlights

•	Total revenues grew 57% to $45.0 million for the quarter from $28.7 million in the prior year period.

•	Net loss attributable to common stockholders for the second quarter of 2018 was ($0.44) per share, as compared to net income attributable to common stockholders of $0.67 per share in the prior year period. The prior year period included $1.26 per share of gains on the sale of real estate investments and joint venture interests.

•	Property Net Operating Income (“NOI”) grew 49% to $22.5 million, from $15.0 million in the prior year period.

•	Same store Revenue and NOI increased 3.6% and 3.9% respectively, as compared to the prior year period.

•	Adjusted funds from operations attributable to common shares and units (“AFFO”) grew 56% to $5.3 million, from $3.4 million in the prior year period. AFFO per share is $0.17 for the quarter as compared to $0.13 in second quarter 2017.

•	Consolidated real estate investments, at cost, increased approximately $151.5 million to $1.6 billion, from year end.

•	The Company invested approximately $82 million in two multifamily communities totaling 502 units and $9 million to buyout minority ownership interests in two assets.

•	The Company completed 292 value-add unit upgrades at an average cost of $4,708 per unit, and leased 269 of them during the second quarter. Year-to-date, the Company has completed 462 upgrades at an average cost of $4,373 per unit. The Company expects to complete between 900 and 1,200 unit renovations in 2018.

•	Since inception, the Company has completed 942 value-add upgrades and achieved a $107 average monthly rental increase per unit, equating to a 27.4% ROI on all unit upgrades leased as of June 30, 2018.

•	Repurchased 107,040 shares of stock during the second quarter at an average price of $8.96 per share, for a total cost of approximately $1.0 million.

•	The Company increased the low end of its full year 2018 AFFO guidance from $0.65 to $0.66 per share and is affirming the top end of the range at $0.70 per share.

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Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

“We continued to produce strong operating results in the second quarter with property NOI up 49%, same store NOI that increased 3.9% and AFFO which again for the second quarter in a row exceeded our dividend payment,” said Ramin Kamfar, Company Chairman and CEO. “The robust first half performance has allowed us to increase the bottom end of our 2018 AFFO guidance range. We remain focused on ongoing operational improvements and creating value through our value-add upgrade programs. Furthermore, with access to attractive capital with our Series B redeemable preferred stock issuance, we will selectively pursue opportunities to accretively grow our portfolio of highly amenitized communities in targeted growth markets.”

Financial Results

Net loss attributable to common stockholders for the second quarter of 2018 was $10.2 million, compared to a net income of $17.6 million in the prior year period. The prior year period included approximately $32.8 million of gains on sale of real estate investments and joint venture interests. Net loss attributable to common stockholders included non-cash expenses of $14.2 million or $0.46 per share in the second quarter of 2018 compared to $17.1 million or $0.66 per share for the prior year period.

AFFO for the second quarter of 2018 was $5.3 million, or $0.17 per diluted share, compared to $3.4 million, or $0.13 per diluted share in the prior year period. AFFO was primarily driven by growth in property NOI of $7.4 million and interest income of $3.5 million arising from significant investment activity. This was primarily offset by a year-over-year rise in interest expense of $4.4 million, general and administrative expenses of $2.0 million, and preferred stock dividends of $2.3 million.

Total Portfolio Performance

$ In thousands, except average rental rates	2Q18	2Q17	Variance		YTD18	YTD17	Variance
Total Revenues (1)	$44,959	$28,666	56.8%		$86,828	$56,849	52.7%
Property Operating Expenses	$16,874	$11,527	46.4%		$32,533	$22,146	46.9%
NOI	$22,450	$15,042	49.2%		$43,465	$31,083	39.8%
Operating Margin	57.1%	56.6%	50	bps	57.2%	58.4%	(120	)bps
Occupancy Percentage	93.9%	94.3%	(40	)bps	93.7%	94.4%	(40	)bps
Average Rental Rate	$1,239	$1,208	2.6%		$1,233	$1,182	4.3%

(1) Including interest income from related parties

For the second quarter of 2018, property revenues increased by 48.0% compared to the same prior year period primarily attributable to the increased size of the portfolio. Total portfolio NOI was $22.5 million, an increase of $7.4 million, or 49.2%, compared to the same period in the prior year.

Property NOI margins were 57.1% of revenue for the quarter, compared to 56.6% of revenue in the prior year quarter. Property operating expenses were up primarily due to the increased size of the portfolio.

Same Store Portfolio Performance

$ In thousands, except average rental rates	2Q18	2Q17	Variance		YTD18	YTD17	Variance
Revenues	$23,413	$22,591	3.6%		$41,707	$39,910	4.5%
Property Operating Expenses	$9,933	$9,617	3.3%		$17,629	$16,669	5.8%
NOI	$13,480	$12,974	3.9%		$24,078	$23,241	3.6%
Operating Margin	57.6%	57.4%	20	bps	57.7%	58.2%	(50	)bps
Occupancy Percentage	94.3%	94.8%	(50	)bps	94.0%	94.4%	(40	)bps
Average Rental Rate	$1,271	$1,220	4.2%		$1,284	$1,228	4.6%

The Company’s same store portfolio for the quarter ended June 30, 2018 included 18 properties. For the second quarter of 2018, same store NOI was $13.5 million, an increase of $0.5 million, or 3.9%, compared to the same period in the prior year. Same store property revenues increased by 3.6% compared to the same prior year period, primarily attributable to a 4.2% increase in average rental rates, offset by average occupancy decreasing 50 basis points to 94.3%. In addition, the implementation of trash valet services at eleven properties and a general increase in resident fees increased revenues by $0.2 million. Same store expenses increased $0.3 million due implementation of trash valet services and the timing of seasonal maintenance.

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Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Second Quarter Acquisition Activity

•	On April 26, 2018, invested approximately $9 million to increase our ownership stake to 100% in each of our ARIUM Gulfshore and ARIUM at Palmer Ranch properties.

•	On May 1, 2018, acquired a 100% interest in a 264-unit apartment community located in Daytona Beach, Florida, known as Sands Parc. The total purchase price was approximately $46.2 million, funded in part by the Company’s Senior Credit Facility.

•	On June 14, 2018, acquired an 80% indirect interest in a 238-unit apartment community located in Lake Jackson, Texas, known as Plantation Park. The total purchase price was approximately $35.6 million, funded in part by a $26.6 million mortgage loan secured by the Plantation Park property.

Balance Sheet

During the second quarter, the Company raised gross proceeds of approximately $31.6 million through the issuance of 31,576 shares of Series B preferred stock with associated warrants at $1,000 per unit.

As of June 30, 2018, the Company had $25.4 million of unrestricted cash on its balance sheet, approximately $51.5 million available among its revolving credit facilities, and $1.1 billion of debt outstanding.

Dividend Details

The Board of Directors authorized, and the Company declared, a quarterly dividend for the second quarter of 2018 equal to a quarterly rate of $0.1625 per share on its Class A common stock, payable to the stockholders of record as of June 25, 2018, which was paid in cash on July 5, 2018. A portion of each dividend may constitute a return of capital for tax purposes. There is no assurance that we will continue to declare dividends or at this rate.

On July 10, 2018, the Board of Directors authorized, and the Company declared, a monthly dividend of $5.00 per share of Series B preferred stock, payable to the stockholders of record as of July 25, 2018, which was paid in cash on August 3, 2018, and as of August 24, 2018, and September 25, 2018, which will be paid in cash on September 5, 2018 and October 5, 2018, respectively.

2018 Guidance

Based on the Company’s current outlook and market conditions, the Company is increasing the bottom end of the 2018 AFFO guidance from $0.65 to $0.66 per share and is reaffirming the top end of the range at $0.70 per share. For additional guidance details, please see page 30 of Company’s Second Quarter 2018 Earnings Supplement available under Investor Relations on the Company’s website (www.bluerockresidential.com). Subsequent to issuing 2018 guidance in February 2018, the Company revised its presentation of AFFO attributable to common stockholders to reflect AFFO attributable to common shares and units. The estimated weighted average diluted shares and units outstanding used to calculate AFFO per share now includes noncontrolling interests – operating partnership units. As the Company’s presentation now also includes the impact of AFFO attributable to operating partnership units, and as shares and units are treated on a one-for-one basis, there is no change to projected AFFO per share for purposes of 2018 AFFO guidance.

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Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Conference Call

All interested parties can listen to the live conference call at 11:00 AM ET on Tuesday, August 7, 2018 by dialing +1 (866) 843-0890 within the U.S., or +1 (412) 317-6597, and requesting the “Bluerock Residential Conference.”

For those who are not available to listen to the live call, the conference call will be available for replay on the Company’s website two hours after the call concludes, and will remain available until September 7, 2018 at http://services.choruscall.com/links/brg180807.html, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10122487.

The full text of this Earnings Release and additional Supplemental Information is available in the Investor Relations section on the Company’s website at http://www.bluerockresidential.com.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) is a real estate investment trust that focuses on developing and acquiring a diversified portfolio of institutional-quality highly amenitized live/work/play apartment communities in demographically attractive knowledge economy growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through value add improvements to properties and operations. The Company is included in the Russell 2000 and Russell 3000 Indexes. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2018, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Portfolio Summary

The following is a summary of our operating real estate and mezzanine/preferred investments as of June 30, 2018:

Consolidated Operating Properties	Location	Number of Units	Year Built/ Renovated(1)	Ownership Interest	Average Rent (2)		% Occupied (3)
ARIUM at Palmer Ranch	Sarasota, FL	320	2016	100%	$1,291		96%
ARIUM Glenridge	Atlanta, GA	480	1990	90%	1,150		93%
ARIUM Grandewood	Orlando, FL	306	2005	100%	1,346		95%
ARIUM Gulfshore	Naples, FL	368	2016	100%	1,296		92%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	100%	1,353		93%
ARIUM Metrowest	Orlando, FL	510	2001	100%	1,328		93%
ARIUM Palms	Orlando, FL	252	2008	95%	1,307		94%
ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	85%	1,229		94%
ARIUM Westside	Atlanta, GA	336	2008	90%	1,490		93%
Ashton Reserve	Charlotte, NC	473	2015	100%	1,073		91%
Citrus Tower	Orlando, FL	336	2006	97%	1,257		95%
Enders Place at Baldwin Park	Orlando, FL	220	2003	92%	1,734		95%
James on South First	Austin, TX	250	2016	90%	1,160		98%
Marquis at Crown Ridge	San Antonio, TX	352	2009	90%	935		93%
Marquis at Stone Oak	San Antonio, TX	335	2007	90%	1,385		93%
Marquis at The Cascades	Tyler, TX	582	2009	90%	1,069		95%
Marquis at TPC	San Antonio, TX	139	2008	90%	1,461		96%
Outlook at Greystone	Birmingham, AL	300	2007	100%	936		88%
Park & Kingston	Charlotte, NC	168	2015	100%	1,218		96%
Plantation Park	Lake Jackson, TX	238	2016	80%	1,428		92%
Preston View	Morrisville, NC	382	2000	100%	1,072		97%
Roswell City Walk	Roswell, GA	320	2015	98%	1,513		97%
Sands Parc	Daytona Beach, FL	264	2017	100%	1,267		94%
Sorrel	Frisco, TX	352	2015	95%	1,252		91%
Sovereign	Fort Worth, TX	322	2015	95%	1,320		94%
The Brodie	Austin, TX	324	2001	93%	1,105		98%
The Links at Plum Creek	Castle Rock, CO	264	2000	88%	1,362		94%
The Mills	Greenville, SC	304	2013	100%	999		97%
The Preserve at Henderson Beach	Destin, FL	340	2009	100%	1,306		97%
Villages at Cypress Creek	Houston, TX	384	2001	80%	1,079		97%
Wesley Village	Charlotte, NC	301	2010	100%	1,296		95%
Consolidated Operating Properties Subtotal/Average		10,374			$1,239		94%

Mezzanine/Preferred Investments	Location	Planned Number of Units			Pro Forma Average Rent (4)
Alexan CityCentre	Houston, TX	340			$2,144
Alexan Southside Place	Houston, TX	270			2,012
Arlo, formerly West Morehead	Charlotte, NC	286			1,507
Cade Boca Raton, formerly APOK Townhomes	Boca Raton, FL	90			2,549
Domain at The One Forty, formerly Domain	Garland, TX	299			1,469
Flagler Village	Fort Lauderdale, FL	385			2,352
Helios	Atlanta, GA	282			1,486
Leigh House, formerly Lake Boone Trail	Raleigh, NC	245			1,271
Novel Perimeter, formerly Crescent Perimeter	Atlanta, GA	320			1,749
Vickers Historic Roswell, formerly Vickers Village	Roswell, GA	79			3,176
Whetstone	Durham, NC	204			1,300	(2)
Mezzanine and Preferred Investments Subtotal/Average		2,800			$1,816

Portfolio Properties Total/Average		13,174			$1,365

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended June 30, 2018.

(3) Percent occupied is calculated as (i) the number of units occupied as of June 30, 2018, divided by (ii) total number of units, expressed as a percentage.

(4) Alexan CityCentre, Alexan Southside Place, Helios, and Leigh House are preferred equity investments with an option to convert into partial ownership upon stabilization. Cade Boca Raton, Novel Perimeter, Domain at The One Forty, Flagler Village, Vickers Historic Roswell, and Arlo are mezzanine loan investments. Additionally, Cade Boca Raton, Domain at The One Forty, and Arlo have an option to purchase an indirect property interest upon maturity. Whetstone is currently a preferred equity investment providing a stated investment return. Pro forma average rent represents the average pro forma effective monthly rent per occupied unit for all expected occupied units upon stabilization.

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Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Consolidated Statement of Operations

For the Three and Six Months Ended June 30, 2018 and 2017

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues
Net rental income	$34,719	$23,570	$67,383	$47,412
Other property revenues	4,605	2,999	8,615	5,817
Interest income from related parties	5,635	2,097	10,830	3,620
Total revenues	44,959	28,666	86,828	56,849
Expenses
Property operating	16,874	11,527	32,533	22,146
Property management fees	1,074	737	2,067	1,469
General and administrative	4,528	1,696	9,197	3,146
Management fees	—	6,163	—	8,931
Acquisition and pursuit costs	28	18	71	3,200
Management internalization	—	340	—	820
Weather-related losses, net	—	—	168	—
Depreciation and amortization	14,819	10,387	30,460	21,331
Total expenses	37,323	30,868	74,496	61,043
Operating loss	7,636	(2,202)	12,332	(4,194)
Other income (expense)
Other income	—	17	—	17
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,626	2,605	5,088	5,177
Gain on sale of real estate investments	—	33,574	—	50,040
Gain on sale of real estate joint venture interest	—	10,238	—	10,238
Loss on early extinguishment of debt	(653)	(1,639)	(653)	(1,639)
Interest expense, net	(13,041)	(7,825)	(23,158)	(14,943)
Total other (expense) income	(11,068)	36,970	(18,723)	48,890
Net (loss) income	(3,432)	34,768	(6,391)	44,696
Preferred stock dividends	(8,643)	(6,381)	(16,890)	(12,233)
Preferred stock accretion	(1,400)	(647)	(2,510)	(984)
Net (loss) income attributable to noncontrolling interests
Operating partnership units	(3,010)	186	(5,685)	129
Partially-owned properties	(253)	9,985	(468)	18,771
Net (loss) income attributable to noncontrolling interests	(3,263)	10,171	(6,153)	18,900
Net (loss) income attributable to common stockholders	$(10,212)	$17,569	$(19,638)	$12,579

Net (loss) income per common share - Basic	$(0.44)	$0.67	$(0.83)	$0.49

Net (loss) income per common share – Diluted	$(0.44)	$0.67	$(0.83)	$0.49

Weighted average basic common shares outstanding	23,800,770	26,075,911	23,971,129	25,535,178
Weighted average diluted common shares outstanding	23,800,770	26,076,572	23,971,129	25,535,839

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Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Consolidated Balance Sheets

Second Quarter 2018

(Unaudited and dollars in thousands except for share and per share amounts)

	June 30, 2018	December 31, 2017
ASSETS
Net Real Estate Investments
Land	$176,865	$169,135
Buildings and improvements	1,382,353	1,244,193
Furniture, fixtures and equipment	44,802	38,446
Construction in progress	261	985
Total Gross Real Estate Investments	1,604,281	1,452,759
Accumulated depreciation	(80,104)	(55,177)
Total Net Real Estate Investments	1,524,177	1,397,582
Cash and cash equivalents	25,411	35,015
Restricted cash	29,775	29,575
Notes and accrued interest receivable from related parties	162,971	140,903
Due from affiliates	2,537	2,003
Accounts receivable, prepaid and other assets	14,358	9,689
Preferred equity investments and investments in unconsolidated real estate joint ventures	77,061	71,145
In-place lease intangible assets, net	1,875	4,635
Total Assets	$1,838,165	$1,690,547

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,075,799	$939,494
Revolving credit facilities	68,209	67,670
Accounts payable	1,071	1,652
Other accrued liabilities	27,590	22,952
Due to affiliates	815	1,575
Distributions payable	11,690	14,287
Total Liabilities	1,185,174	1,047,630
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; and 5,721,460 issued and outstanding as of June 30, 2018 and December 31, 2017	139,137	138,801
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 725,000 shares authorized; 233,417 and 184,130 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	206,878	161,742
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; and 2,323,750 issued and outstanding as of June 30, 2018 and December 31, 2017	56,326	56,196

Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 230,400,000 shares authorized; none issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,850,602 issued and outstanding at June 30, 2018 and December 31, 2017	68,705	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 23,658,991 and 24,218,359 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	237	242
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of June 30, 2018 and December 31, 2017	1	1
Additional paid-in-capital	310,595	318,170
Distributions in excess of cumulative earnings	(187,720)	(164,286)
Total Stockholders’ Equity	191,818	222,832
Noncontrolling Interests
Operating partnership units	36,124	42,999
Partially owned properties	22,708	20,347
Total Noncontrolling Interests	58,832	63,346
Total Equity	250,650	286,178
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$1,838,165	$1,690,547

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Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), core funds from operations (“Core FFO”), and adjusted funds from operations (“AFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common shares and units is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

Core FFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as stock compensation expense, acquisition expenses, losses on early extinguishment of debt (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), non-cash interest, one-time weather-related costs, and preferred stock accretion. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

AFFO makes certain adjustments to Core FFO in order to arrive at a more refined measure of the operating performance of our portfolio. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO for items that impact our ongoing operations, such as subtracting recurring capital expenditures (and while we were externally managed, when calculating the quarterly incentive fee paid to our former Manager only, we further adjusted FFO to include any realized gains or losses on our real estate investments).  We believe that AFFO is helpful to investors as a meaningful supplemental indicator of our operational performance.

Our calculation of Core FFO and AFFO differs from the methodology used for calculating Core FFO and AFFO by certain other REITs and, accordingly, our Core FFO and AFFO may not be comparable to Core FFO and AFFO reported by other REITs. Our management utilizes FFO, Core FFO, and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, Core FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO, Core FFO, and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. While we were externally managed, we also used AFFO for purposes of determining the quarterly incentive fee paid to our former Manager in prior periods.

Neither FFO, Core FFO, nor AFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO, Core FFO, and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO, Core FFO, nor AFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

10

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

We have acquired interests in nine additional operating properties subsequent to June 30, 2017. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The table below reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the three and six months ended June 30, 2018 and 2017 (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net (loss) income attributable to common stockholders	$(10,212)	$17,569	$(19,638)	$12,579
Add back: Net (loss) income attributable to operating partnership units	(3,010)	186	(5,685)	129
Net (loss) income attributable to common shares and units	(13,222)	17,755	(25,323)	12,708

Common stockholders and operating partnership units pro-rata share of:
Real estate depreciation and amortization(1)	13,990	9,425	28,821	19,338
Gain on sale of joint venture interests, net	—	(6,399)	—	(6,399)
Gain on sale of real estate investments	—	(26,832)	—	(34,313)
FFO Attributable to Common Shares and Units	$768	$(6,051)	$3,498	$(8,666)
Common stockholders and operating partnership units pro-rata share of:
Acquisition and pursuit costs	28	16	71	3,056
Non-cash interest expense	1,602	783	2,062	1,261
Loss on early extinguishment of debt	653	1,551	653	1,551
Weather-related losses, net	—	—	165	—
Non-real estate depreciation and amortization (1)	75	—	139	—
Non-recurring income	—	(16)	—	(16)
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(233)	(492)	(464)	(492)
Management internalization	—	340	—	820
Non-cash equity compensation	1,638	6,919	3,418	10,120
Preferred stock accretion	1,400	647	2,510	984
Core FFO Attributable to Common Shares and Units	5,931	3,697	12,052	8,618
Common stockholders and operating partnership units pro-rata share of:
Normally recurring capital expenditures	(631)	(335)	(1,149)	(629)
AFFO Attributable to Common Shares and Units	$5,300	$3,362	$10,903	$7,989
Per Share and Unit Information:
FFO Attributable to Common Shares and Units - diluted	$0.02	$(0.23)	$0.11	$(0.34)
Core FFO Attributable to Common Shares and Units - diluted	$0.19	$0.14	$0.39	$0.33
AFFO Attributable to Common Shares and Units - diluted	$0.17	$0.13	$0.35	$0.31
Weighted average common shares outstanding - diluted	30,814,839	26,352,066	30,873,023	25,815,164

(1)    The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests – partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

11

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”)

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

Below is a reconciliation of net loss attributable to common stockholders to EBITDAre (unaudited and dollars in thousands).

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net (loss) income attributable to common stockholders	$(10,212)	$17,569	$(19,638)	$12,579
Net (loss) income attributable to noncontrolling interests	(3,263)	10,171	(6,153)	18,900
Preferred stock dividends	8,643	6,381	16,890	12,233
Preferred stock accretion	1,400	647	2,510	984
Interest expense, net	13,041	7,825	23,158	14,943
Depreciation and amortization	14,744	10,387	30,321	21,331
Gain on sale of real estate investments	-	(33,574)	-	(50,040)
Gain on sale of real estate joint venture interest, net	-	(10,238)	-	(10,238)
Loss on early extinguishment of debt	653	1,639	653	1,639
EBITDAre	$25,006	$10,807	$47,741	$22,331
Acquisition and pursuit costs	28	18	71	3,200
Management internalization	-	340	-	820
Non-real estate depreciation and amortization	75	-	139	-
Weather-related losses, net	-	-	168	-
Non-cash equity compensation	1,638	6,919	3,418	10,119
Non-recurring income	-	(17)	-	(17)
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(233)	(492)	(464)	(492)
Adjusted EBITDAre	$26,514	$17,575	$51,073	$35,961

12

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Property Net Operating Income (“Property NOI”)

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

Certain amounts in prior periods, related to tenant reimbursements for utility expenses amounting to $1.5 million and $3.0 million for the three and six months ended June 30, 2017, have been reclassified to other property revenues from property operating expenses, to conform to the current period.  In addition, property management fees have been reclassified from property operating expenses.

13

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

The following table reflects net loss attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended (1)		Six Months Ended (2)
	June 30,		June 30,
	2018	2017	2018	2017
Net (loss) income attributable to common shares	$(10,212)	$17,569	$(19,638)	$12,579
Add back: Net (loss) income attributable to operating partnership units	(3,010)	186	(5,685)	129
Net (loss) income attributable to common shares and units	(13,222)	17,755	(25,323)	12,708
Add common stockholders and operating partnership units pro-rata share:
Depreciation and amortization	13,990	9,425	28,821	19,338
Non-real estate depreciation and amortization	75	—	139	—
Non-cash interest expense	1,602	783	2,062	1,261
Property management fees	1,017	668	1,956	1,317
Management fees	—	6,163	—	8,931
Acquisition and pursuit costs	28	16	71	3,056
Loss on early extinguishment of debt	653	1,551	653	1,551
Corporate operating expenses	4,528	1,696	9,197	3,146
Management internalization	—	340	—	820
Weather-related losses, net	—	—	165	—
Preferred dividends	8,643	6,381	16,890	12,233
Preferred stock accretion	1,400	647	2,510	984
Less common stockholders and operating partnership units pro-rata share:
Other income	—	16	—	16
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,626	2,605	5,088	5,177
Interest income from related parties	5,635	2,097	10,830	3,620
Gain on sale of joint venture interest	—	6,399	—	6,399
Gain on sale of real estate investments	—	26,832	—	34,313
Pro-rata share of properties’ income	10,453	7,476	21,223	15,820
Add:
Noncontrolling interest pro-rata share of partially owned property income	542	702	1,152	1,790
Total property income	10,995	8,178	22,375	17,610
Add:
Interest expense, net	11,455	6,864	21,090	13,473
Net operating income	22,450	15,042	43,465	31,083
Less:
Non-same store net operating income	8,970	2,068	19,387	7,842
Same store net operating income	$13,480	$12,974	$24,078	$23,241

(1) Same Store sales for the three months ended June 30, 2018 related to the following properties: Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, Ashton Reserve, ARIUM Palms, Sorrel, Sovereign, ARIUM Gulfshore, ARIUM at Palmer Ranch, The Preserve at Henderson Beach, ARIUM Westside, ARIUM Pine Lakes, James on South First, ARIUM Glenridge, Roswell City Walk, The Brodie, Preston View and Wesley Village.

(2) Same Store sales for the six months ended June 30, 2018 related to the following properties: Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, Ashton Reserve, ARIUM Palms, Sorrel, Sovereign, ARIUM Gulfshore, ARIUM at Palmer Ranch, The Preserve at Henderson Beach, ARIUM Westside, ARIUM Pine Lakes, James on South First, ARIUM Glenridge, Roswell City Walk and The Brodie.

14

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Contact

Investors:

(888) 558.1031
investor.relations@bluerockre.com

Media:

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

##

15

Bluerock Residential Growth REIT, Inc.

Financial and Operating Highlights

For the Three and Six Months Ended June 30, 2018

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
OPERATING INFORMATION	2018	2017	% Change	2018	2017	% Change

Total revenue	$44,959	$28,666	56.8%	$86,828	$56,849	52.7%

Total assets	$1,838,165	$1,440,783	27.6%	$1,838,165	$1,440,783	27.6%

Property NOI margins	57.1%	56.6%	0.9%	57.2%	58.4%	(2.1)%

Property NOI	$22,450	$15,042	49.2%	$43,465	$31,083	39.8%

Net loss per common share - Diluted	$(0.44)	$0.67	-	$(0.83)	$0.49	-

AFFO attributable to common shares and units per share(1)	$0.17	$0.13	30.8%	$0.35	$0.31	12.9%

(1) See page 31 for the Company’s definition of this non-GAAP measurement and reasons for using it.

16

Bluerock Residential Growth REIT, Inc.

Share and Unit Information

Second Quarter 2018

(Unaudited)

Weighted Average Common Stock and Units Outstanding for the quarter ended June 30, 2018
Class A Common Stock	23,724,167
Class C Common Stock	76,603
Weighted Average Common Stock Outstanding, Diluted	23,800,770
LTIP Units	783,312
OP Units	6,230,757
Weighted Average Common Stock and Total Units Outstanding, Diluted	30,814,839

Outstanding Common Stock and Units at June 30, 2018	31,756,435

Outstanding 8.250% Series A Cumulative Redeemable Preferred Stock at June 30, 2018	5,721,460

Outstanding 6.000% Series B Redeemable Preferred Stock at June 30, 2018	233,417

Outstanding 7.625% Series C Cumulative Redeemable Preferred Stock at June 30, 2018	2,323,750

Outstanding 7.125% Series D Cumulative Preferred Stock at June 30, 2018	2,850,602

The following table reflects the impact of various LTIP Unit issuances, share repurchases, and other share/unit changes subsequent to March 31, 2018:

Share Type	Shares and units outstanding March 31, 2018	LTIP Issuances	Share Repurchases	Other	Shares and units outstanding June 30, 2018	Ownership %
Class A Common Stock	23,733,296	-	(107,040)	32,735	23,658,991	74.50%
Class C Common Stock	76,603	-	-	-	76,603	0.24%
Total share equivalents	23,809,899	-	(107,040)	32,735	23,735,594	74.74%
OP Units	6,230,757	-	-	-	6,230,757	19.62%
LTIP Units	1,750,606	39,478	-	-	1,790,084	5.64%
Total noncontrolling interest	7,981,363	39,478	-	-	8,020,841	25.26%
Total shares, OP and LTIP Units	31,791,262	39,478	(107,040)	32,735	31,756,435	100.00%

17

Bluerock Residential Growth REIT, Inc.

EBITDAre and Interest Information

Second Quarter 2018

(Unaudited and dollars in thousands)

Consolidated
Three Months Ended
June 30, 2018
Q2 EBITDAre CALCULATION
Net loss attributable to common stockholders	$(10,212)
Net loss attributable to noncontrolling interests	(3,263)
Preferred stock dividends	8,643
Preferred stock accretion	1,400
Interest expense, net	13,041
Depreciation and amortization	14,744
Loss on early extinguishment of debt	653
EBITDAre (1)	$25,006
Acquisition and pursuit costs	28
Non-real estate depreciation and amortization	75
Non-cash equity compensation	1,638
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(233)
Adjusted EBITDAre	$26,514

Modified Q2 EBITDAre calculation (2)
Adjusted EBITDAre	$26,514
Adjustment	796
Modified Q2 EBITDAre	$27,310
Modified Q2 EBITDAre annualized	$109,240

Modified Q2 interest calculation (2)(3)
Interest Expense	$11,455
Adjustment	354
Modified Q2 interest expense	$11,809
Modified Q2 interest expense annualized	$47,236

(1) See page 32 for a reconciliation of net income attributable to common stockholders to EBITDAre and the Company’s definition of EBITDAre and reasons for using it.

(2) Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following investment activity assuming the transactions had occurred on April 1, 2018: acquisitions of Sands Parc and Plantation Park and additional investments in our preferred investments at Alexan CityCentre, Alexan Southside Place, Helios, and Leigh House. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.

(3) Interest expense excludes non-cash interest expense.

18

Bluerock Residential Growth REIT, Inc.

Financial Statistics

Second Quarter 2018

(Unaudited and dollars in thousands)

	Consolidated
	Three Months Ended
	June 30, 2018

Interest Coverage Ratio
Modified Q2 EBITDAre *	$27,310
Modified Q2 interest expense (4) *	$11,809
Interest Coverage Ratio	2.31	x

Quarterly Fixed Charge Coverage Ratio
Modified Q2 interest expense (4) *	$11,809
Preferred stock dividends	$8,643
Total fixed charges	$20,452
Modified Q2 EBITDAre *	$27,310
Modified Q2 EBITDAre fixed charge coverage ratio	1.34	x

Net Debt / Modified EBITDAre Ratio
Total debt (1)	$1,152,661
Less: cash (3)	$(55,186)
Net debt (total debt less cash)	$1,097,475
Modified Q2 EBITDAre, (annualized)*	$109,240
Net Debt / Modified EBITDAre Ratio	10.05	x

Leverage as a Percentage of assets
Total debt (1)	$1,152,661
Total undepreciated assets (2)	$1,918,269
Total Debt / Total Undepreciated Assets	60.1%
Net Debt / Net Undepreciated Assets (less cash)	58.9%

Leverage as a Percentage of Enterprise Value
Total market cap (5)	$781,272
Total debt (1)	$1,152,661
Total Enterprise Value	$1,933,933
Total Debt / Total Enterprise Value	59.6%
Net Debt / Total Enterprise Value	56.7%

(1) Total debt excludes amortization of fair market value adjustments of $2.4 million and deferred financing costs of $11.1 million.

(2) Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.

(3) Cash includes cash, cash equivalents, and restricted cash.

(4) Interest expense excludes non-cash interest expense.

(5) Total market cap is calculated by using common shares, preferred shares, and equivalents (OP Units/LTIP Units) multiplied by the June 30, 2018 closing share prices.

* Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following investment activity assuming the transactions had occurred on April 1, 2018: acquisitions of Sands Parc and Plantation Park and additional investments in our preferred investments at Alexan CityCentre, Alexan Southside Place, Helios, and Leigh House. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts. See prior page for calculations.

19

Bluerock Residential Growth REIT, Inc.

Recent Acquisitions

(Unaudited)

Summary of Recent Acquisitions

Property	Location	Date of Investment	Year Built/ Renovated	Number of Units	Indirect Ownership Interest in Property	Purchase Price (in millions)	Average Rent(1)

The Links at Plum Creek	Castle Rock, CO	3/26/2018	2000	264	88%	$61.1	$1,362

Sands Parc	Daytona Beach, FL	5/01/2018	2017	264	100%	46.2	1,267

Plantation Park	Lake Jackson, TX	6/14/2018	2016	238	80%	35.6	1,428

Total/Average for recent acquisitions				766		$142.9	$1,333

(1) Represents the average effective monthly rent per occupied unit for the three months ended June 30, 2018.

20

Bluerock Residential Growth REIT, Inc.

Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties

For the Three Months Ended and Six Months Ended June 30, 2018

(Unaudited and dollars in thousands)

Multifamily Community Name	Investment Balance as of April 1, 2018	Change	Investment Balance as of June 30, 2018	Preferred Return as of June 30, 2018	AFFO Earned for the Three Months Ended June 30, 2018	AFFO Earned for the Six Months Ended June 30, 2018
Preferred and Equity Investments
Alexan CityCentre	$9,408	$869	$10,277	15.0%	$402	$785
Alexan Southside	20,584	1,792	22,376	15.0%	885	1,687
Helios	16,360	2,104	18,464	15.0%	644	1,249
Leigh House, formerly Lake Boone Trail	11,930	987	12,917	15.0%	462	903
Whetstone**	12,932	-	12,932	0.0%	-	-
Other	95	-	95	*	-	-
	$71,309	$5,752	$77,061		$2,393	$4,624

Mezzanine Loans*
Arlo, formerly West Morehead	$24,893	$(10)	$24,883	15.0%	$919	$1,829
Cade Boca Raton, formerly APOK Townhomes	11,365	(4)	11,361	15.0%	420	835
Domain at The One Forty, formerly Domain	20,536	(8)	20,528	15.0%	758	1,508
Flagler Village	75,314	94	75,408	12.9%	2,400	4,395
Novel Perimeter, formerly Crescent Perimeter	20,868	(9)	20,859	15.0%	771	1,533
Vickers Historic Roswell, formerly Vickers Village	9,936	(4)	9,932	15.0%	367	730
	$162,912	$59	$162,971		$5,635	$10,830

* The company also holds an equity method investment with 0.5% common ownership.

**Commencing April 1, 2017, the Whetstone preferred income is being accrued and not paid currently. Effective October 2, 2017, the preferred return decreased to 6.5% from 15%.

21

Bluerock Residential Growth REIT, Inc.

Portfolio Information

Second Quarter 2018

(Unaudited)

Multifamily Community Name	Location	Number of Units	Year Built/ Renovated (1)	Average Rent(2)		Revenue per Occupied Unit(3)		Average Occupancy
Consolidated Operating Properties:
ARIUM at Palmer Ranch	Sarasota, FL	320	2016	$1,291		$1,439		94.5%
ARIUM Glenridge	Atlanta, GA	480	1990	1,150		1,304		93.6%
ARIUM Grandewood	Orlando, FL	306	2005	1,346		1,466		95.5%
ARIUM Gulfshore	Naples, FL	368	2016	1,296		1,441		93.5%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	1,353		1,502		93.6%
ARIUM Metrowest	Orlando, FL	510	2001	1,328		1,525		93.6%
ARIUM Palms	Orlando, FL	252	2008	1,307		1,462		93.9%
ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	1,229		1,414		95.5%
ARIUM Westside	Atlanta, GA	336	2008	1,490	(4)	1,804	(4)	93.4%
Ashton Reserve	Charlotte, NC	473	2015	1,073		1,160		90.6%
Citrus Tower	Orlando, FL	336	2006	1,257		1,401		96.3%
Enders Place at Baldwin Park	Orlando, FL	220	2003	1,734		1,848		95.1%
James on South First	Austin, TX	250	2016	1,160		1,324		95.7%
Marquis at Crown Ridge	San Antonio, TX	352	2009	935		1,070		93.0%
Marquis at Stone Oak	San Antonio, TX	335	2007	1,385		1,489		90.6%
Marquis at The Cascades	Tyler, TX	582	2009	1,069		1,168		91.5%
Marquis at TPC	San Antonio, TX	139	2008	1,461		1,558		95.2%
Outlook at Greystone	Birmingham, AL	300	2007	936		1,191		87.8%
Park & Kingston	Charlotte, NC	168	2015	1,218		1,300		96.0%
Plantation Park	Lake Jackson, TX	238	2016	1,428		1,517		91.6%
Preston View	Morrisville, NC	382	2000	1,072		1,171		95.9%
Roswell City Walk	Roswell, GA	320	2015	1,513		1,719		96.1%
Sands Parc	Daytona Beach, FL	264	2017	1,267		1,415		95.0%
Sorrel	Frisco, TX	352	2015	1,252		1,385		92.0%
Sovereign	Fort Worth, TX	322	2015	1,320		1,462		93.0%
The Brodie	Austin, TX	324	2001	1,105		1,263		96.7%
The Links at Plum Creek	Castle Rock, CO	264	2000	1,362		1,499		94.1%
The Mills	Greenville, SC	304	2013	999		1,112		91.7%
The Preserve at Henderson Beach	Destin, FL	340	2009	1,306		1,457		94.0%
Villages at Cypress Creek	Houston, TX	384	2001	1,079		1,188		97.5%
Wesley Village	Charlotte, NC	301	2010	1,296		1,399		94.9%

Total Consolidated Operating Properties		10,374		$1,239		$1,384		93.9%

Mezzanine/Preferred Investments:
Alexan CityCentre	Houston, TX	340		$2,144	(5)	N/A		N/A
Alexan Southside Place	Houston, TX	270		2,012	(5)	N/A		N/A
Arlo, formerly West Morehead	Charlotte, NC	286		1,507	(5)	N/A		N/A
Cade Boca Raton, formerly APOK Townhomes	Boca Raton, FL	90		2,549	(5)	N/A		N/A
Domain at The One Forty, formerly Domain	Garland, TX	299		1,469	(5)	N/A		N/A
Flagler Village	Fort Lauderdale, FL	385		2,352	(5)	N/A		N/A
Helios	Atlanta, GA	282		1,486	(5)	N/A		N/A
Leigh House, formerly Lake Boone Trail	Raleigh, NC	245		1,271	(5)	N/A		N/A
Novel Perimeter, formerly Crescent Perimeter	Atlanta, GA	320		1,749	(5)	N/A		N/A
Vickers Historic Roswell, formerly Vickers Village	Roswell, GA	79		3,176	(5)	N/A		N/A
Whetstone	Durham, NC	204		1,300		N/A		N/A

Total Mezzanine/Preferred Investments		2,800		$1,816		N/A		N/A

Total Portfolio		13,174		$1,365		$1,384		93.9%

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended June 30, 2018.

(3) Revenue per occupied unit is total revenue divided by average number of occupied units for the three months ended June 30, 2018.

(4) Represents average rent and revenue per occupied unit for residential units only and excludes the property’s retail space.

(5) Represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.

22

Bluerock Residential Growth REIT, Inc.

Renovation Table

As of June 30, 2018

(Unaudited)

Units and Investment
	2018			To Date
	Completed	Completed	Total Expected	Total	Unrenovated Units
	in 2Q	Year-to-date	Completions in 2018	Completed	Remaining
Number of Renovations	292	462	900 - 1,200	942	4,890
Renovation Cost per Unit	$4,708	$4,373	$5,000 - $6,000

Returns
	Cost	Monthly Rent	Return on
	per Unit	Premium	Investment
Weighted Average Returns to Date	$4,692	$107	27.4%

23

Bluerock Residential Growth REIT, Inc.

Mezzanine/Preferred Investments

As of June 30, 2018

(Unaudited)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a discussion of risks and uncertainties.

						Actual/Estimated Dates for
Multifamily Community Name(1)	Actual/ Planned Number of Units	Total Actual/ Estimated Construction Cost (in millions)	Cost to Date (in millions)	Actual/ Estimated Construction Cost Per Unit	Total Available Financing (in millions)	Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations(2)
Whetstone	204	$37.0	$37.0	$181,373	$26.3	N/A	3Q14	3Q15	4Q16
Alexan CityCentre	340	$83.2	$80.5	$244,706	$55.1	4Q14	2Q17	4Q17	2Q19
Helios	282	$51.4	$50.3	$182,270	$38.1	4Q15	2Q17	4Q17	1Q19
Alexan Southside Place	270	$49.0	$47.0	$181,481	$31.6	4Q15	4Q17	1Q18	2Q19
Leigh House, formerly Lake Boone Trail	245	$40.2	$37.7	$164,082	$25.2	2Q16	3Q17	4Q18	3Q19
Vickers Historic Roswell, formerly Vickers Village	79	$31.1	$28.4	$393,671	$18.0	2Q16	2Q18	4Q18	3Q19
Cade Boca Raton, formerly APOK Townhomes	90	$28.9	$23.7	$321,111	$18.7	2Q17	3Q18	1Q19	3Q19
Arlo, formerly West Morehead	286	$60.0	$46.8	$209,790	$41.8	4Q16	2Q18	2Q19	4Q19
Domain at The One Forty, formerly Domain	299	$52.6	$38.6	$175,920	$36.7	1Q17	2Q18	2Q19	4Q19
Novel Perimeter, formerly Crescent Perimeter	320	$70.0	$56.1	$218,750	$44.7	4Q16	4Q18	2Q19	4Q19
Flagler Village	385	$135.4	$42.8	$351,688	$70.4	1Q18	3Q19	3Q20	3Q21

(1) Alexan CityCentre, Alexan Southside Place, Helios, and Leigh House are preferred equity investments with an option to convert into partial ownership upon stabilization. Arlo, Cade Boca Raton, Domain at The One Forty, Flagler Village, Novel Perimeter, and Vickers Historic Roswell are mezzanine loan investments. Additionally, Arlo, Cade Boca Raton, and Domain at The One Forty have an option to purchase indirect property interest upon maturity.

(2) We defined stabilized occupancy as attainment of 90% physical occupancy.

24

Bluerock Residential Growth REIT, Inc.

Condensed Consolidated Balance Sheets

Second Quarter 2018

(Unaudited and dollars in thousands except for share and per share data)

	June 30, 2018	December 31, 2017
ASSETS
Net Real Estate Investments
Land	$176,865	$169,135
Buildings and improvements	1,382,353	1,244,193
Furniture, fixtures and equipment	44,802	38,446
Construction in progress	261	985
Total Gross Real Estate Investments	1,604,281	1,452,759
Accumulated depreciation	(80,104)	(55,177)
Total Net Real Estate Investments	1,524,177	1,397,582
Cash and cash equivalents	25,411	35,015
Restricted cash	29,775	29,575
Notes and accrued interest receivable from related parties	162,971	140,903
Due from affiliates	2,537	2,003
Accounts receivable, prepaid and other assets	14,358	9,689
Preferred equity investments and investments in unconsolidated real estate joint ventures	77,061	71,145
In-place lease intangible assets, net	1,875	4,635
Total Assets	$1,838,165	$1,690,547

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,075,799	$939,494
Revolving credit facilities	68,209	67,670
Accounts payable	1,071	1,652
Other accrued liabilities	27,590	22,952
Due to affiliates	815	1,575
Distributions payable	11,690	14,287
Total Liabilities	1,185,174	1,047,630
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; and 5,721,460 issued and outstanding as of June 30, 2018 and December 31, 2017	139,137	138,801
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 725,000 shares authorized; 233,417 and 184,130 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	206,878	161,742
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; and 2,323,750 issued and outstanding as of June 30, 2018 and December 31, 2017	56,326	56,196

Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 230,400,000 shares authorized; none issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,850,602 issued and outstanding at June 30, 2018 and December 31, 2017	68,705	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 23,658,991 and 24,218,359 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	237	242
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of June 30, 2018 and December 31, 2017	1	1
Additional paid-in-capital	310,595	318,170
Distributions in excess of cumulative earnings	(187,720)	(164,286)
Total Stockholders’ Equity	191,818	222,832
Noncontrolling Interests
Operating partnership units	36,124	42,999
Partially owned properties	22,708	20,347
Total Noncontrolling Interests	58,832	63,346
Total Equity	250,650	286,178
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$1,838,165	$1,690,547

25

Bluerock Residential Growth REIT, Inc.

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2018 and 2017

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues
Net rental income	$34,719	$23,570	$67,383	$47,412
Other property revenues	4,605	2,999	8,615	5,817
Interest income from related parties	5,635	2,097	10,830	3,620
Total revenues	44,959	28,666	86,828	56,849
Expenses
Property operating	16,874	11,527	32,533	22,146
Property management fees	1,074	737	2,067	1,469
General and administrative	4,528	1,696	9,197	3,146
Management fees to related parties	—	6,163	—	8,931
Acquisition and pursuit costs	28	18	71	3,200
Management internalization	—	340	—	820
Weather-related losses, net	—	—	168	—
Depreciation and amortization	14,819	10,387	30,460	21,331
Total expenses	37,323	30,868	74,496	61,043
Operating income (loss)	7,636	(2,202)	12,332	(4,194)
Other income (expense)
Other income	—	17	—	17
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,626	2,605	5,088	5,177
Gain on sale of real estate investments	—	33,574	—	50,040
Gain on sale of real estate joint venture interest	—	10,238	—	10,238
Loss on early extinguishment of debt	(653)	(1,639)	(653)	(1,639)
Interest expense, net	(13,041)	(7,825)	(23,158)	(14,943)
Total other (expense) income	(11,068)	36,970	(18,723)	48,890
Net (loss) income	(3,432)	34,768	(6,391)	44,696
Preferred stock dividends	(8,643)	(6,381)	(16,890)	(12,233)
Preferred stock accretion	(1,400)	(647)	(2,510)	(984)
Net (loss) income attributable to noncontrolling interests
Operating partnership units	(3,010)	186	(5,685)	129
Partially owned properties	(253)	9,985	(468)	18,771
Net (loss) income attributable to noncontrolling interests	(3,263)	10,171	(6,153)	18,900
Net (loss) income attributable to common stockholders	$(10,212)	$17,569	$(19,638)	$12,579

Net (loss) income per common share - Basic	$(0.44)	$0.67	$(0.83)	$0.49

Net (loss) income per common share – Diluted	$(0.44)	$0.67	$(0.83)	$0.49

Weighted average basic common shares outstanding	23,800,770	26,075,911	23,971,129	25,535,178
Weighted average diluted common shares outstanding	23,800,770	26,076,572	23,971,129	25,535,839

26

Bluerock Residential Growth REIT, Inc.

Reconciliation of Funds from Operations (FFO), Core FFO (Core FFO) and Adjusted Funds from Operations (AFFO) Attributable to Common Shares and Units

For the Three and Six Months Ended June 30, 2018 and 2017

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net (loss) income attributable to common shares	$(10,212)	$17,569	$(19,638)	$12,579
Add back: Net (loss) income attributable to operating partnership units	(3,010)	186	(5,685)	129
Net (loss) income attributable to common shares and units	(13,222)	17,755	(25,323)	12,708

Common stockholders and operating partnership units pro-rata share of:
Real estate depreciation and amortization(1)	13,990	9,425	28,821	19,338
Gain on sale of joint venture interests, net	—	(6,399)	—	(6,399)
Gain on sale of real estate investments	—	(26,832)	—	(34,313)
FFO Attributable to Common Shares and Units	$768	$(6,051)	$3,498	$(8,666)
Common stockholders and operating partnership units pro-rata share of:
Acquisition and pursuit costs	28	16	71	3,056
Non-cash interest expense	1,602	783	2,062	1,261
Loss on early extinguishment of debt	653	1,551	653	1,551
Weather-related losses, net	—	—	165	—
Non-real estate depreciation and amortization (1)	75	—	139	—
Non-recurring income	—	(16)	—	(16)
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(233)	(492)	(464)	(492)
Management internalization	—	340	—	820
Non-cash equity compensation	1,638	6,919	3,418	10,120
Preferred stock accretion	1,400	647	2,510	984
Core FFO Attributable to Common Shares and Units	5,931	3,697	12,052	8,618
Common stockholders and operating partnership units pro-rata share of:
Normally recurring capital expenditures	(631)	(335)	(1,149)	(629)
AFFO Attributable to Common Shares and Units	$5,300	$3,362	$10,903	$7,989
Per Share and Unit Information:
FFO Attributable to Common Shares and Units - diluted	$0.02	$(0.23)	$0.11	$(0.34)
Core FFO Attributable to Common Shares and Units - diluted	$0.19	$0.14	$0.39	$0.33
AFFO Attributable to Common Shares and Units - diluted	$0.17	$0.13	$0.35	$0.31
Weighted average common shares and units outstanding - diluted	30,814,839	26,352,066	30,873,023	25,815,164

(1) The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests – partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

27

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information

As of June 30, 2018

(Unaudited and dollars in thousands)

Mortgages Payable

Property	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
ARIUM at Palmer Ranch	$41,348	4.41%	Fixed	May 1, 2025
ARIUM Glenridge	48,431	4.48%	LIBOR + 2.48 (1)	November 1, 2023
ARIUM Grandewood	39,385	3.90%	(2)	July 1, 2025
ARIUM Hunter’s Creek	72,294	3.65%	Fixed	November 1, 2024
ARIUM Metrowest	64,559	4.43%	Fixed	May 1, 2025
ARIUM Palms	24,999	4.22%	LIBOR + 2.22% (1)	September 1, 2022
ARIUM Pine Lakes	26,950	3.95%	Fixed	November 1, 2023
ARIUM Westside	52,150	3.68%	Fixed	August 1, 2023
Ashton Reserve I	31,142	4.67%	Fixed	December 1, 2025
Ashton Reserve II	15,270	4.62%	LIBOR + 2.62% (1)	January 1, 2026
Citrus Tower	41,438	4.07%	Fixed	October 1, 2024
Enders Place at Baldwin Park (3)	24,056	4.30%	Fixed	November 1, 2022
James on South First	26,500	4.35%	Fixed	January 1, 2024
Marquis at Crown Ridge	28,925	3.61%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at Stone Oak	43,125	3.61%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at The Cascades I	33,207	3.61%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at The Cascades II	23,175	3.61%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at TPC	17,005	3.61%	LIBOR + 1.61% (1)	June 1, 2024
Outlook at Greystone	22,105	4.30%	Fixed	June 1, 2025
Park & Kingston (4)	18,432	3.41%	Fixed	April 1, 2020
Plantation Park	26,625	4.64%	Fixed	July 1, 2028
Preston View	41,066	4.07%	LIBOR + 2.07% (1)	March 1, 2024
Roswell City Walk	51,000	3.63%	Fixed	December 1, 2026
Sorrel	38,684	4.29%	LIBOR + 2.29% (1)	May 1, 2023
Sovereign	28,510	3.46%	Fixed	November 10, 2022
The Brodie	34,825	3.71%	Fixed	December 1, 2023
The Links at Plum Creek	40,000	4.31%	Fixed	October 1, 2025
The Mills	26,540	4.21%	Fixed	January 1, 2025
The Preserve at Henderson Beach	35,961	4.65%	Fixed	January 5, 2023
Villages at Cypress Creek	26,200	3.23%	Fixed	October 1, 2022
Wesley Village	40,545	4.25%	Fixed	April 1, 2024
Total	1,084,452
Fair value adjustments	2,420
Deferred financing costs, net	(11,073)
Total	$1,075,799
Weighted Average Interest Rate	4.03%

(1) In June 2018, one month LIBOR in effect was 2.00%. One month LIBOR at June 30, 2018 was 2.09%.

(2) The principal balance includes a $19.7 million advance at a fixed rate of 4.35% and a $19.7 million advance at a variable rate of 3.45% as of June 30, 2018.

(3) The principal balance includes a $16.4 million loan at a fixed rate of 3.97% and a $7.7 million supplemental loan at a fixed rate of 5.01%.

(4) The principal balance includes a $15.3 million loan at a fixed rate of 3.21% and a $3.2 million supplemental loan at a fixed rate of 4.34%.

28

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information Continued

As of June 30, 2018

(Unaudited and dollars in thousands)

Mortgages Payable Maturity Schedules

Year	Fixed Rate	Floating Rate	Total	% of Total
2018	$1,382	$1,393	$2,775	0.26%
2019	4,530	3,358	7,888	0.73%
2020	27,109	4,098	31,207	2.88%
2021	11,251	4,362	15,613	1.44%
2022	85,568	29,060	114,628	10.57%
Thereafter	621,053	291,288	912,341	84.13%
	$750,893	$333,559	$1,084,452	100.00%
Fair Value Adjustments	2,420	-	2,420
Subtotal	$753,313	$333,559	$1,086,872
Deferred Financing Costs, net	(7,632)	(3,441)	(11,073)
Total	$745,681	$330,118	$1,075,799

	Amounts	% of Total	Weighted Average Rates	Weighted Average Maturities (years)
Secured Fixed Rate Debt	$753,313	69.3%	4.07%	6.1
Secured Floating Rate Debt	333,559	30.7%	3.95%	5.7
Total	$1,086,872	100.0%	4.03%	5.9

29

Bluerock Residential Growth REIT, Inc.

2018 Projected Guidance

(Unaudited and dollars in thousands except for per share data)

	2018 Outlook (3)
	Low	High
Adjusted Funds From Operations Attributable to Common Shares and Units per share	$0.66	$0.70

Operations
Existing operating portfolio revenues (1)	$146,650	$147,200
Property operating margin	57.1%	57.5%
Property management fee as a percentage of revenue	2.8%	2.8%
General and administrative expenses (2)	11,800	11,700
Income from preferred equity and mezzanine investments	31,300	31,300

Noncontrolling interest, preferred stock and share count assumptions
Noncontrolling interest percentage of AFFO – Operating Partnership Units	22.9%	22.9%
Noncontrolling interest percentage of AFFO - Partially owned properties	6.3%	6.0%
Series B redeemable preferred stock raise	115,000	165,000
Preferred stock dividends	34,900	36,900
Estimated weighted average diluted shares and units outstanding (4)	31,556	31,556

(1) Revenue includes only property level revenues and excludes income from preferred investments and mezzanine loans.

(2) General and administrative expenses exclude non-cash expenses, such as non-cash equity compensation. Non-cash equity compensation for the three months ended June 30, 2018 was $1.6 million.

(3) The Company has not reconciled projected Adjusted Funds From Operations Attributable to Common Shares and Units per share (“AFFO”) guidance to the corresponding GAAP financial measure because it does not provide guidance for various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available.

(4) Investors should note that subsequent to issuing 2018 AFFO guidance in February 2018, the Company revised its presentation of AFFO attributable to common stockholders to reflect AFFO attributable to common shares and units. The estimated weighted average diluted shares and units outstanding used to calculate AFFO per share now includes noncontrolling interests – operating partnership units. As the Company’s presentation now includes the impact of AFFO attributable to common shares and operating partnership units, and shares and units are treated on a one-for-one basis, there is no change to projected AFFO per share for purposes of 2018 AFFO guidance.

30

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations, Attributable to Common Shares and Units

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), core funds from operations (“Core FFO”), and adjusted funds from operations (“AFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common shares and units is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

Core FFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as stock compensation expense, acquisition expenses, losses on early extinguishment of debt (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), non-cash interest, one-time weather-related costs, and preferred stock accretion. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

AFFO makes certain adjustments to Core FFO in order to arrive at a more refined measure of the operating performance of our portfolio. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO for items that impact our ongoing operations, such as subtracting recurring capital expenditures (and while we were externally managed, when calculating the quarterly incentive fee paid to our former Manager only, we further adjusted FFO to include any realized gains or losses on our real estate investments).  We believe that AFFO is helpful to investors as a meaningful supplemental indicator of our operational performance.

Our calculation of Core FFO and AFFO differs from the methodology used for calculating Core FFO and AFFO by certain other REITs and, accordingly, our Core FFO and AFFO may not be comparable to Core FFO and AFFO reported by other REITs. Our management utilizes FFO, Core FFO, and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, Core FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO, Core FFO, and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. While we were externally managed, we also used AFFO for purposes of determining the quarterly incentive fee paid to our former Manager in prior periods.

Neither FFO, Core FFO, nor AFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO, Core FFO, and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO, Core FFO, nor AFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired interests in nine additional operating properties subsequent to June 30, 2017. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

31

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”)

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of net (loss) income attributable to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net (loss) income attributable to common stockholders	$(10,212)	$17,569	$(19,638)	$12,579
Net (loss) income attributable to noncontrolling interests	(3,263)	10,171	(6,153)	18,900
Preferred stock dividends	8,643	6,381	16,890	12,233
Preferred stock accretion	1,400	647	2,510	984
Interest expense, net	13,041	7,825	23,158	14,943
Depreciation and amortization	14,744	10,387	30,321	21,331
Gain on sale of real estate investments	-	(33,574)	-	(50,040)
Gain on sale of real estate joint venture interest, net	-	(10,238)	-	(10,238)
Loss on early extinguishment of debt	653	1,639	653	1,639
EBITDAre	$25,006	$10,807	$47,741	$22,331
Acquisition and pursuit costs	28	18	71	3,200
Management internalization	-	340	-	820
Non-real estate depreciation and amortization	75	-	139	-
Weather-related losses, net	-	-	168	-
Non-cash equity compensation	1,638	6,919	3,418	10,119
Non-recurring income	-	(17)	-	(17)
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(233)	(492)	(464)	(492)
Adjusted EBITDAre	$26,514	$17,575	$51,073	$35,961

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Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Property Net Operating Income (“Property NOI”)

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

The following table reflects net (loss) income attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended (1)		Six Months Ended (2)
	June 30,		June 30,
	2018	2017	2018	2017
Net (loss) income attributable to common shares	$(10,212)	$17,569	$(19,638)	$12,579
Add back: Net (loss) income attributable to operating partnership units	(3,010)	186	(5,685)	129
Net (loss) income attributable to common shares and units	(13,222)	17,755	(25,323)	12,708
Add common stockholders and operating partnership units pro-rata share of:
Depreciation and amortization	13,990	9,425	28,821	19,338
Non-real estate depreciation and amortization	75	-	139	-
Non-cash interest expense	1,602	783	2,062	1,261
Property management fees	1,017	668	1,956	1,317
Management fees	-	6,163	-	8,931
Acquisition and pursuit costs	28	16	71	3,056
Loss on early extinguishment of debt	653	1,551	653	1,551
Corporate operating expenses	4,528	1,696	9,197	3,146
Management internalization	-	340	-	820
Weather-related losses, net	-	-	165	-
Preferred dividends	8,643	6,381	16,890	12,233
Preferred stock accretion	1,400	647	2,510	984
Less common stockholders and operating partnership units pro-rata share of:
Other income	-	16	-	16
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,626	2,605	5,088	5,177
Interest income from related parties	5,635	2,097	10,830	3,620
Gain on sale of joint venture interests, net of fees	-	6,399	-	6,399
Gain on sale of real estate investments	-	26,832	-	34,313
Pro-rata share of properties’ income	10,453	7,476	21,223	15,820
Add:
Noncontrolling interest pro-rata share of partially owned property income	542	702	1,152	1,790
Total property income	10,995	8,178	22,375	17,610
Add:
Interest expense	11,455	6,864	21,090	13,473
Net operating income	22,450	15,042	43,465	31,083
Less:
Non-same store net operating income	8,970	2,068	19,387	7,842
Same store net operating income	$13,480	$12,974	$24,078	$23,241

(1) Same Store sales for the three months ended June 30, 2018 related to the following properties: Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, ARIUM Palms, Ashton Reserve, Sovereign, Sorrel, ARIUM at Palmer Ranch, ARIUM Gulfshore, The Preserve at Henderson Beach, ARIUM Westside, ARIUM Pine Lakes, James on South First, ARIUM Glenridge, Roswell City Walk, The Brodie, Preston View, and Wesley Village.

(2) Same Store sales for the six months ended June 30, 2018 related to the following properties: Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, ARIUM Palms, Ashton Reserve, Sovereign, Sorrel, ARIUM at Palmer Ranch, ARIUM Gulfshore, The Preserve at Henderson Beach, ARIUM Westside, ARIUM Pine Lakes, James on South First, ARIUM Glenridge, Roswell City Walk, and The Brodie.

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